UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2011

Ohr Pharmaceutical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-88480	#90-0577933
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

489 5th Ave, 28th Floor, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212)-682-8452

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2011, the Company agreed to extend the term of the 11,985,367 common stock purchase warrants (the “Warrants”), expiring October 31, 2011, to October 31, 2012, subject to certain amended provisions.  The Warrants were originally issued pursuant to the warrant agreement (the “Warrant Agreement”), dated October 31, 2006, in connection with private placement transactions.

Here is a summary of the amended provisions of the Warrants:
•	The term of the Warrants has been extended by one year to October 31, 2012 (“Extension Period”).
•
Early termination: In the event that the market price of the Company’s Common Stock shall exceed $1.50 for five consecutive trading days, the Company at its option shall have the right to terminate the Extension Period with 10 business days notice to the warrant holder.

•
No cashless exercise: Section 4(b) of the Warrant Agreement, which provided for exercise of the Warrants by surrender of shares of Common Stock or Warrants, has been removed in its entirety during the Extension Period.

A copy of the Warrant Agreement and Amendment 1 to the Warrant Agreement are being filed as exhibits 10.22 and 10.23.

Exhibit No.	Description
10.22	Form of Warrant Agreement, dated October 31, 2006
10.23	Amendment No. 1 to Warrant Agreement, dated October 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OHR PHARMACEUTICAL, INC.
Dated: November 2, 2011
By: /s/ Irach Taraporewala
Dr. Irach Taraporewala, President and CEO